UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 5, 2021

Date of Report

(Date of earliest event reported)

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 001-35098

Delaware	13-4068197
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSOD	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On August 5, 2021, Cornerstone OnDemand, Inc., a Delaware corporation (the “Company” or “Cornerstone”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sunshine Software Holdings, Inc., a Delaware corporation (“Parent”), and Sunshine Software Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of Clearlake Capital Partners V, L.P., Clearlake Capital Partners V (Offshore), L.P., Clearlake Capital Partners V (USTE), L.P., Clearlake Capital Partners VI, L.P., Clearlake Capital Partners VI (Offshore), L.P., Clearlake Capital Partners VI (USTE), L.P. and Clearlake Flagship Plus Partners (Master), L.P. (the “Clearlake Funds”).

At the effective time of the Merger (the “Effective Time”), each:

(i)

share of common stock, par value $0.0001 per share, of the Company (the “Shares”) issued and outstanding as of immediately prior to the Effective Time (except for Shares (A) held by the Company (or held in the Company’s treasury); (B) owned by Parent or Merger Sub or any other direct or indirect wholly owned subsidiary of Parent; and (C) any dissenting shares) will be cancelled and cease to exist, and automatically converted into the right to receive cash in an amount equal to $57.50, without interest thereon (the “Per Share Price”), subject to any withholding of taxes required by applicable law;

(ii)

option to purchase Shares (each, a “Company Option”), restricted stock unit award (each, a “Company RSU”) and RSU held by a director of the Company (each, a “Director RSU”) that is unexercised, outstanding and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the transactions contemplated by the Merger Agreement (each, a “Vested Award”) will be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares subject to such Vested Award, multiplied by (B) the Per Share Price (or, for each Company Option, the excess, if any, of the Per Share Price over such Company Option’s per share exercise price), subject to any required withholding of taxes; and

(iii)

Company Option and Company RSU (excluding Director RSUs) that is unexercised and outstanding as of immediately prior to the Effective Time that is not a Vested Award (each, an “Unvested Award”) will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (A) the aggregate number of shares subject to such Unvested Award multiplied by (B) the Per Share Price (or, for each Company Option, the excess, if any, of the Per Share Price over such Company Option’s per share exercise price) subject to any required withholding of taxes (the “Unvested Consideration Amounts”), which Unvested Consideration Amounts will, be made at the same time(s) that the Unvested Awards would have vested in accordance with their terms and will remain subject to the holder of the Unvested Awards remaining in continuous service with Parent, the Surviving Corporation or any of its Subsidiaries through each such vesting date (except, that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the Merger shall continue to apply to the Unvested Consideration Amounts). For the avoidance of doubt, any Company Options (whether vested or unvested) with a per share exercise price equal to or greater than the Per Share Price will be cancelled immediately upon the Effective Time without payment or consideration.

Concurrently with the execution of the Merger Agreement, Parent and/or one of its subsidiaries has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement. JPMorgan, Bank of America, Ares and certain other financial institutions party to a debt commitment letter delivered to Parent and/or one of its subsidiaries have agreed to provide debt financing for the transactions, subject to the terms and conditions set forth in such commitment letter. In addition, the Clearlake Funds have delivered an equity commitment letter (the “Clearlake Equity Commitment Letter”) to Parent, and the Clearlake Funds and certain other investors (together with the Clearlake Funds, the “Investors”) have provided a preferred equity commitment letter (together with the Clearlake Equity Commitment Letter, the “Equity Commitment Letters”), pursuant to which, upon the terms and subject to the conditions set forth in the Equity Commitment Letters, such Investors have committed to capitalize Parent at the closing of the Merger. The transaction is not subject to a financing condition. In addition and also concurrently with the execution of the Merger Agreement, the Clearlake Funds have entered into a limited guarantee, pursuant to which such funds have agreed to guarantee Parent’s obligation to pay any termination fee, reimburse and indemnify the Company with respect to certain expenses in connection with Parent’s debt financing and pay certain other amounts required under the Merger Agreement.

Consummation of the Merger is subject to certain conditions, including, but not limited to, the: (i) Company’s receipt of the approval of the Company’s stockholders representing a majority of the outstanding Shares (the “Company Required Vote”); (ii) expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain other governmental bodies; and (iii) absence of any law order preventing or making illegal the consummation of the Merger.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time. The Merger Agreement also includes covenants requiring the Company not to (i) engage or continue any solicitation, knowing encouragement, knowing facilitation, discussions or negotiations with any persons that may be ongoing with respect to an alternative acquisition proposal, or (ii) solicit, initiate knowingly facilitate, induce, assist or encourage any acquisition proposal or any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, an alternative acquisition proposal, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the Company’s board of directors (the “Company Board”) determines in good faith (after consultation with its financial advisors and outside legal counsel) that such alternative acquisition proposal either (x) constitutes a superior offer or (y) is reasonably likely to lead to a superior offer, and the failure to explore such alternative acquisition proposal would be inconsistent with the directors’ fiduciary duties pursuant to applicable law. The Company has also agreed to convene a meeting of its stockholders for the purpose of obtaining the Company Required Vote.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement in accordance with its terms, under specified circumstances, the Company will be required to pay Parent a termination fee. Specifically, if the Merger Agreement is terminated due to (i) the Company accepting a superior offer, (ii) the Company materially breaching its non-solicitation obligations subject to customary cure rights, or (iii) the Company Board’s withdrawal of its recommendation of the Merger, then the termination fee payable by the Company to Parent will be $150,000,000. This termination fee will also be payable if the Merger Agreement is terminated under certain circumstances and prior to such termination, a proposal to acquire more than 50% of the Company’s stock or assets is publicly announced or disclosed and the Company enters into a definitive agreement for, or completes, any transaction involving the acquisition of more than 50% of its stock or assets within twelve months of the termination.

The Merger Agreement further provides that Parent will be required to pay the Company a termination fee of $320,000,000 in the event that the Merger Agreement is terminated under certain specified circumstances. Specifically, this termination fee is payable by Parent to the Company if the Merger Agreement is terminated by the Company following (i) Parent’s failure to consummate the Merger as required pursuant to, and in the circumstances specified in, the Merger Agreement; or (ii) Parent or Merger Sub’s material breach of their representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by February 5, 2022.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Support Agreements

In connection with the execution of the Merger Agreement, Adam L. Miller, the Co-Chair of the Company Board, and other stockholders party thereto, have entered into a voting and support agreement (the “Miller Support Agreement”), the Clearlake Capital Group, L.P. (“Clearlake”) has entered into a voting and support agreement (the “Clearlake Support Agreement”), Vector Capital Management, L.P. (“Vector”) has entered into voting and support agreement (the “Vector Support Agreement” and, together with the Clearlake Support Agreement, the “Parent Support Agreements”), and SLA CM Chicago Holdings, L.P. and SLA Chicago Co-Invest II, L.P (the “Silver Lake Group” and, together with Mr. Miller, Clearlake and Vector, the “Signing Stockholders”) have entered into a support agreement (the “Silver Lake Support Agreement” and, together with the Miller Support Agreement and the Parent Support Agreements, the “Support Agreements”).

As of July 30, 2021, Signing Stockholders held, in the aggregate, Shares representing approximately 15.65% of the voting power of the outstanding Shares. Under the Support Agreements, the Signing Stockholders have agreed to, during the term of the Support Agreements, vote the Signing Stockholders’ shares of Company Common Stock (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement and/or (ii) against any acquisition proposal or any action or agreement which would reasonably be expected to result in any of the conditions to the Company’s obligations to consummate the Merger as specified in the Merger Agreement not being fulfilled or any alternative acquisition proposals. In addition, the Silverlake Support Agreement requires the Silver Lake Group to support certain amendments to the indenture governing the Company’s convertible notes to facilitate the consummation of the Merger and the financing relating thereto.

The foregoing description of the Support Agreements and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Miller Support Agreement which is attached hereto as Exhibit 10.1, the form of Clearlake Support Agreement which is substantially in the form attached hereto as Exhibit 10.2, the form of Vector Support Agreement which is substantially in the form attached hereto as Exhibit 10.3, and the Silver Lake Support Agreement, which is attached hereto as Exhibit 10.4 and Exhibit 10.5, and which are each incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On August 5, 2021, the Company issued a press release reporting results for the fiscal quarter ended June 30, 2021. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The attached press release includes a discussion of certain non-GAAP financial measures as well as a reconciliation of such non-GAAP financial measures to the corresponding GAAP financial measures.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On August 5, 2021, the Company Board amended the Company’s amended and restated bylaws to provide that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising under the Delaware General Corporation Law; (iv) any action regarding the Company’s amended and restated bylaws; (v) any action as to which the Delaware General Corporate Law confers jurisdiction to the Court of Chancery of the State of Delaware; or (vi) any action asserting a claim against the Company that is governed by the internal affairs doctrine. The provisions do not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act, as amended. The Company’s amended and restated bylaws, as amended, further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, as amended.

The foregoing description of the amendment to the Company’s amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the text of the amendment of the amended and restated bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On August 5, 2021 the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press released is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Company stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on the Company’s website at www.cornerstoneondemand.com or by contacting Company Investor Relations at (310) 526-2531.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. Cornerstone and Clearlake and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cornerstone stockholders in connection with the proposed transaction. Information about Cornerstone’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. Additional information regarding these individuals is set forth in Cornerstone’s Annual Report on Form 10-K for the fiscal year ended December 30, 2020, the definitive proxy statement on Schedule 14A for Cornerstone’s most recent Annual Meeting of Stockholders held in June 2021, and Cornerstone’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021. To the extent Cornerstone’s directors and executive officers or their holdings of Cornerstone securities have changed from the amounts disclosed in those filings, to Cornerstone’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at Cornerstone’s website at www.cornerstoneondemand.com.

Forward-Looking Statements

This communication contains forward-looking statements which include, but are not limited to, statements regarding expected timing, completion and effects of the proposed merger. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Cornerstone’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the proposed merger, satisfaction of closing conditions precedent to the consummation of the proposed merger, potential delays in consummating the merger, the ability of Cornerstone to timely and successfully achieve the anticipated benefits of the merger and the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Cornerstone’s most recent filings with the SEC, including Cornerstone’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this communication are made only as of the date hereof. Cornerstone assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 5, 2021, by and among Sunshine Software Holdings, Inc., a Delaware corporation, and Sunshine Software Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Sunshine Software Holdings, Inc., and Cornerstone OnDemand, Inc., a Delaware corporation.*

3.1	Amendment to Amended and Restated Bylaws of Cornerstone OnDemand, Inc.

10.1	Voting and Support Agreement, dated as of August 5, 2021, by and among the Company, Sunshine Software Holdings, Inc., Adam L. Miller and other Stockholders party thereto.

10.2	Form of Clearlake Voting and Support Agreement, dated as of August 5, 2021.

10.3	Form of Vector Voting and Support Agreement, dated as of August 5, 2021.

10.4	Support Agreement, dated as of August 5, 2021, by and among the Company, Sunshine Software Holdings, Inc. and SLA CM Chicago Holdings, L.P.

10.5	Support Agreement, dated as of August 5, 2021, by and among the Company, Sunshine Software Holdings, Inc. and SLA Chicago Co-Invest II, L.P.

99.1	Cornerstone OnDemand, Inc. Press Release, dated as of August 5, 2021.

99.2	Cornerstone OnDemand, Inc. Joint Press Release, dated as of August 5, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Weiss
ADAM WEISS Chief Administrative Officer & General Counsel

Date: August 5, 2021